EXHIBIT I

Biogen Idec
Investor Presentation

May 2009

Special note regarding presentation

This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources.  Although we believe that the data is reliable, we do not guarantee the accuracy or completeness of this information and have not independently verified any such information.
We have not sought, nor have we received, permission from any third-party to include their information in this presentation.

Many of the statements in this presentation reflect our subjective belief.  Although we have reviewed and analyzed the information that has informed our opinions, we do not guarantee the accuracy of any such beliefs.

Sections of this presentation refer to the experience of our nominees for director at Biogen Idec Inc.
during their tenure as directors of ImClone Systems Inc.  We believe their experience at ImClone was a success and resulted in an increase in shareholder value that benefited all shareholders.  However, their success at ImClone is not necessarily indicative of future results at Biogen Idec if our nominees were to be elected to the Biogen Idec Board of Directors.

All stockholders of Biogen Idec are advised to read the definitive proxy statement, the gold proxy card and other documents related to the solicitation of proxies by the Participants from the stockholders of the
Company for use at the 2009 annual meeting of stockholders of the Company because they contain important information.  The definitive proxy statement and form of proxy along with other relevant documents, are available at no charge on the SEC’s website at http://www.sec.gov or by contacting D.F.
King & Co., Inc. by telephone toll free at 1-800-769-4414 or by visiting their website at
http://www.dfking.com/BIIB.  In addition, the Participants will provide copies of the definitive proxy statement without charge upon request.

Agenda

Situation Overview

Strategic failures

Operational failures

Business development failures

Research & development failures

Our Qualifications & Proposals

Biographies of our nominees

ImClone Systems case study

Proposals for Biogen Idec

We strongly believe Biogen Idec needs better
management

Biogen Idec has a collection of valuable assets

AVONEX for relapsing multiple sclerosis and TYSABRI for MS and Crohn’s disease, $2.8B of 2008 sales

RITUXAN for B-cell non-Hodgkin’s lymphoma and rheumatoid arthritis, $1.1B of 2008 sales

Promising pipeline (BG-12, Lixivaptan, ADENTRI, etc.) and biologics manufacturing facilities

Board and management have failed to achieve the full potential of Biogen Idec

Biogen – IDEC merger has not created much value

Management has failed shareholders strategically and operationally

Weak business development and research & development efforts inhibit company’s prospects

Quality of board and management especially crucial today

R&D organization needs to be reinvigorated; Strategic review of pipeline needs to be conducted

Cost structure needs to be examined and partner relations need to be revitalized

Product sales growth likely to slow

Board needs to evaluate possibility of separating assets in order to enhance value

Management not aligned with shareholder interests

Electing our directors could maximize shareholder value

Our slate will press hard for management accountability and will provide experienced oversight

Our nominees’ experience with ImClone Systems useful to Biogen Idec

Specifically, we recharged partner relations, optimized the cost structure and rebuilt the pipeline

Better management of Biogen Idec assets will
enhance value for all shareholders

We believe leadership has failed on many dimensions

Biogen and IDEC supposedly merged to accelerate
growth & create shareholder value

Source: Company documents

“Bringing our companies together accelerates both companies' strategic plans and creates a biotechnology leader with the products, pipeline, infrastructure and financial resources to grow faster and create sustainable shareholder value beyond what either company could achieve separately.”

  James Mullen, Chairman and CEO of Biogen

Strategy

Operational

Bus. Dev.

R&D

Current equity value ($M)
100
75
50
25
0
$101B
$43B
$18B
$15B
Change in equity value
Q4 2003 equity value
Genentech
Gilead Sciences
Celgene
Biogen Idec

However, merger has failed to create much value

Note: Current price from April 2009; Change in equity value is growth from Q4 2003 to April 2009

Source: Bloomberg; Company documents

Biogen - IDEC
merger closed
Nov. 2003

Strategy

Operational

Bus. Dev.

R&D

Biogen Idec operating expenses ($M)
$1,500M
1,000
500
0
$1,065M
IDEC
Biogen
-$75M
$990M
Biogen Idec
$1,266M
Biogen Idec
2003
Target synergies
2004 Target
2004 Actual

Biogen Idec operating expenses in excess of target ($M)
$800M
600
400
200
0
$276M
$402M
$413M
$711M
2004
2005
2006
2007

Announced merger synergies never materialized

Note: 2003 operating expenses based on first nine months of 2003 annualized (pre-merger); $75M target synergies based on
$300M cumulative target for 2004-2007

Source: Company documents

Expenses
exceeded
target by
$276M

Strategy

Operational

Bus. Dev.

R&D

Management turnover makes consistent strategy and
execution difficult

Note: Bold & shading denotes

turnover since 2003

Source: Company documents

Lack of management continuity helps
contribute to lack of consistent strategy

Strategy

Operational

Bus. Dev.

R&D

We believe leadership has failed on many dimensions

Strategy

Operational

Bus. Dev.

R&D

MS Rx market share %

50%
40
30
20
10
0
Apr-05
Jul-05
Oct-05
Jan-06
Apr-06
Jul-06
Oct-06
Jan-07
Apr-07
Jul-07
Oct-07
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09

	Apr-05	Mar-09	Change %
COPAXONE	29%	37%	**8%**
AVONEX	42%	28%	-14%
REBIF	15%	20%	**5%**
BETASERON	14%	15%	**1%**

AVONEX lost US market leadership to COPAXONE,
others also grew market share

Note: Data for US; Market share based on number of prescriptions

Source: Deutsche Bank

AVONEX lost 14% market share and ceded
US market leadership to COPAXONE

Strategy

Operational

Bus. Dev.

R&D

Years until Second Generation launch

20
15
10
5
0
2
4
6
10
11
12
MedImmune
Genentech
Genentech
Roche
Amgen
Amgen
Biogen Idec

First Generation	Respigam	Activase	Nutropin	NeoRecormon	Neupogen	Epogen/Procrit	Avonex
Second Generation	Synagis	TNKase	Nutropin Depot	Mircera	Neulasta	Aranesp	PEG-IFNB

Biogen Idec has failed to manage Avonex product
lifecycle

Source:  FDA; Company documents

?

Strategy

Operational

Bus. Dev.

R&D

AMEVIVE sales ($M)
$500M
400
300
200
100
0
$85M
$40M
$500M
$12M
2003
2006
Actual
April 2003 Projections

AMEVIVE never lived up to management hype

Source: North Carolina Biotechnology Center, Feb. 2003; Company documents

After failing to achieve April 2003 projections,
management sold AMEVIVE for $60M in March 2006

Strategy

Operational

Bus. Dev.

R&D

TYSABRI patients (K)
100K
80
60
40
20
0
37K
Actual
100K
Sep. 2007 Projections
2009
2010

TYSABRI goals also overly aggressive

Source: Reuters, Feb. 2009; Company documents

In Sep. 2007, management expected 100K patients on TYSABRI by
2010 year-end; In Feb. 2009, management said it would be “difficult” to achieve the original 100K projection

Strategy

Operational

Bus. Dev.

R&D

Stock performance

Change %
500
400
300
200
100
0
Apr-04
Apr-05
Apr-06
Apr-07
Apr-08
Apr-09
Gilead Sciences 205%
Celgene 177%
Genentech 61%
BTK 10%
Biogen Idec -24%

Five year stock performance has trailed peer group

Note: BTK represents AMEX Biotechnology Index

Source: Bloomberg; Company documents

Biogen Idec has underperformed peers

Strategy

Operational

Bus. Dev.

R&D

We believe leadership has failed on many dimensions

Strategy

Operational

Bus. Dev.

R&D

Business development vital to future prospects

Companies must defend and strengthen franchises within core
therapeutic areas

It seems Biogen Idec has done very little to defend or
strengthen its oncology and MS franchises

Competitors active in both therapeutic areas

Lack of business development limits future growth prospects

Strategy

Operational

Bus. Dev.

R&D

Is Biogen Idec defending its MS franchise?

Source: InVivo Deals database

Biogen Idec has not participated in any of the approximately dozen multiple sclerosis business development opportunities
over the last year

Competitor MS deals in 2008 included:

Acquirer

Merck Serono

Novartis

Merck Serono

Teva

Eli Lilly

Counterparty

Apitope Technology

Peptimmune

Bionomics AGM

Antisense Therapeutics

BioMS Medical

Strategy

Operational

Bus. Dev.

R&D

Is it defending the oncology franchise?

Source: InVivo Deals database

Biogen Idec has executed only one of the approximately 150
cancer business development opportunities over the last year

Competitor oncology deals in 2008 included:

Acquirer

Bristol Myers

Roche

Pfizer

Merck

Sanofi Aventis

Counterparty

Exelixis

ThromboGenics

Aureon Laboratories

Celera

Dyax Corp.

Strategy

Operational

Bus. Dev.

R&D

Management has completed only five product in-
licensing deals in five years

Source: Company documents

Suboptimal licensing efforts over
last 5 years

Strategy

Operational

Bus. Dev.

R&D

We believe leadership has failed on many dimensions

Strategy

Operational

Bus. Dev.

R&D

5 year gross
profit / 5 year R&D

6.0X
5.0
4.0
3.0
5.9X
4.1X
4.0X
3.6X
3.2X
Gilead Sciences
Genen-tech
Amgen
Genzyme
Biogen Idec

10 year gross
profit / 10 year R&D

6.0X
5.0
4.0
3.0
5.0X
3.9X
3.9X
3.5X
3.1X
Gilead Sciences
Genen-tech
Amgen
Genzyme
Biogen Idec

Biogen Idec research and development productivity
worst in peer group

Note: 5 and 10 year charts represent cumulative gross profits and R&D spending

Source: Company documents

Strategy

Operational

Bus. Dev.

R&D

Employees
2,441
11,186
16,900
3,441
4,700
100%
80
60
40
20
0
Other employees
R&D employees
Celgene
Genentech
Amgen
Gilead Sciences
Biogen Idec
R&D % of total
55%
51%
46%
40%
16%

Lack of R&D focus apparent when comparing employee
base with peers

Note: Employees as of December 2008; Genentech estimate based on estimated retention costs

Source: Company documents; Industry estimates

Strategy

Operational

Bus. Dev.

R&D

Failure to advance pipeline

Note: Bold & shading denotes

no apparent progress since 2006

Source: Company documents

Pipeline has made little progress

Strategy

Operational

Bus. Dev.

R&D

Drug launches since 2004

3
2
1
0
3
2
2
1
1
0
Genzyme
Amgen
Gilead
Genentech
Celgene
Biogen Idec

Drugs	Myozyme Renvela Mozobil	Nplate Vectibix	Atripla Letairis	Lucentis	Revlimid

Biogen Idec is the only major biotech company with no
new drugs since 2004

Source: FDA

Strategy

Operational

Bus. Dev.

R&D

Oncology drug launches

6
6
5
4
3
2
1
0
6
2
4
6
4
1
2004
2005
2006
2007
2008
2009 YTD

	2004	2005	2006	2007	2008	2009 YTD
Drug	Tarceva	Nexavar	Vectibix	Tykerb	Treanda	Afinitor
	Sensipar	Arranon	Sutent	Torisel	Sancuso	
	Erbitux		Sprycel	Tasigna	Mozobil	
	Clolar		Gardasil	Ixempra	Degarelix	
	Avastin			Hycamtin		
	Alimta			Evista

During that same period, 23 new oncology drugs  have
been launched

Source: CenterWatch

Strategy

Operational

Bus. Dev.

R&D

Pipeline seems to lack strategic focus

Source: Company documents

Strategy

Operational

Bus. Dev.

R&D

Years since launch of first PEGylated Protein

25
20
15
10
5
0
4
5
11
12
12
Enzon
Johnson & Johnson
Schering Plough
Roche
Amgen
Biogen Idec

Drug	Oncaspar	Doxil	PegIntron	Pegasys	Neulasta	PEG-IFNB

PEGylation is hardly a breakthrough

Note: Enzon launched Adagen in 1990

Source: FDA

PEGylation was a mature, established technology in the 1990’s; Adagen approved in 1990

19 years after launch of first PEGylated protein, Biogen Idec still has not launched PEG-IFNB

?

Strategy

Operational

Bus. Dev.

R&D

CEO compensation ($M)
$20M
15
10
5
0
$15.2M
$16.2M
$12.3M
$9.0M
Other
$10.1M
Equity
Bonus
Salary
2004
2005
2006
2007
2008
Year end
stock price
$66.61
$45.28
$49.19
$56.92
$47.63

CEO Mullen paid well despite poor performance and
failures across many dimensions

Note: Equity compensation = stock + option grants as valued in relevant proxy

Source: Company documents

Biogen Idec stock price ($)
Proceeds ($M)
80
60
40
20
0
$50M
40
30
20
10
0
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06
Dec-06
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09

James Mullen sold ~$85M of stock since merger at
average price of ~$59 per share

Source: Company documents

*

Represents stock sales by James Mullen

Are board and management aligned with you?

In our opinion, management ran a flawed auction process last year

Board severely limited due diligence opportunities

Refused to allow bidders access to Elan until bidders submitted a firm and binding offer

At least one bidder was denied its request to speak with Elan which may have caused that bidder to walk away from the process

Board minutes that Biogen provided to us under court order last year show what we consider to be a poorly designed process that lacked active Board oversight

Same management and Board that ran the 2007 sales process
continue to run the company today.  How would they treat a
bidder in 2009?  Is shareholder value a priority for this Board?

Biogen Idec shares owned
20,000,000
15,000,000
10,000,000
5,000,000
0
16,075,256
778,198
14,700
Icahn Parties
Board & management
Class 3 directors up for election

Who is most aligned with your interests?

Source: Company documents

Agenda

Situation Overview

Strategic failures

Operational failures

Business development failures

Research & development failures

Our Qualifications & Proposals

Biographies of our nominees

ImClone Systems case study

Proposals for Biogen Idec

•	• •	• • • • •
•	• •	• • • • •
•	• •	• • • • • •
•	• •	• • • •

Our nominees helped deliver results at ImClone

ImClone Systems
share price ($)

Change %
$80
60
40
20
0
$70.00
$31.00
Oct-06
Nov-08
126%

Biogen Idec
share price ($)

Change %
$80
60
40
20
0
$44.94
$40.64
Oct-06
Nov-08
-10%

ImClone shares dramatically outperformed during new
executive committee tenure

Note: Executive committee of Alex Denner and Richard Mulligan formed Oct. 2006; ImClone Systems sold to Eli Lilly in Nov.
2008

Source: Bloomberg

ImClone stock price ($)
S&P 500 Index
$80
60
40
20
0
2,000
1,500
1,000
500
0
Jun-06
Sep-06
Dec-06
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08

Long term focus to build ImClone shareholder value

Note: Graph represents month-end stock and index prices

Source: Bloomberg

Alex Denner
becomes
chairman of
executive
committee

ImClone receives
and rejects
takeover bid

ImClone acquired
by Eli Lilly for $70
per share

July 31, 2008
ImClone receives
$60 offer from
Bristol-Myers Squibb

Bristol-Myers
Squibb & ImClone
expand ERBITUX
development

New executive committee enhanced value at ImClone

New executive committee, including Alex Denner and Richard Mulligan, formed in
October 2006

Embarked on a comprehensive review of the company’s operations which led to the following courses of action:

Recharged partner relations

Optimized cost structure

Rebuilt product pipeline

Changed culture

Settled litigation

Recharged ImClone partner relations and optimized
cost structure

Note: CRO’s = Contract Research Organizations

Recharged partner relations

Partnership with Bristol-Myers Squibb had deteriorated due to prior management neglect

Initiated dialogue and led negotiations, ultimately leading to new agreement with Bristol-
Myers Squibb that expanded Erbitux’s development with no change to ImClone economics

From 2005 to 2007, ERBITUX sales grew by 41% annually and ImClone royalty revenue grew by 37% annually

Optimized cost structure

ImClone cost structure had not been appropriate for company needs

Executive committee reallocated costs, shifting SG&A spending by expanding sales force for tactical reasons while reducing overhead costs

Margin expansion and capex reduction led to substantial free cash flow growth

Increased spending on R&D and salesforce was funded through savings on corporate costs
(re-negotiating with CROs, transportation costs, smarter purchasing, etc.)

Rebuilt pipeline, changed culture and settled litigation

Rebuilt product pipeline

Industry had poor perception of ImClone pipeline and research and development efforts

Executive committee conducted top-down review of pipeline

Significantly increased investments in particularly promising candidates such as 1121B,
A12, 11F8 and others

Cancelled programs where the return on investment was poor

Pipeline cited as major strategic rationale for whole company acquisition

Changed culture

ImClone morale poor due to lack of strategic direction from prior management

Took steps to institute a new culture

Emphasis on cash flow

Investment in R&D

Gave responsibility to scientists and clinicians

Settled litigation

Settled litigation including Yeda, Abbott and Repligen

WW ERBITUX sales ($M)
CAGR
05-07
$1,500M
1,000
500
0
$1,348M
$678M
EU
USA
41%
57%
29%
2005
2007

ImClone revenue ($M)
CAGR
05-07
$600M
400
200
0
$591M
$383M
Collab. reimb.
Manuf.
License fees & milestones
Royalties
24%
5%
39%
3%
37%
2005
2007

From 2005 to 2007, ImClone royalty revenue grew by
37% annually

Note: 2005 most recent full year prior to formation of new executive committee; 2007 most recent full year available; Collab.
reimb. represents collaborative agreement reimbursements;  Manuf. represents manufacturing revenues

Source: UBS, January 2008; UBS, April 2008; Company documents

ImClone % of revenue

100%
100%
100%
80
60
40
20
0
EBIT
COGS
Royalties
SG&A
Research & development
2005
2007

EBIT margin %: 23% (2005), 27% (2007)

ImClone FCF ($M)

$200M
150
100
50
0
$16M
$93M
$74M
$183M
2005 FCF
EBITDA growth
Capex reduction
2007 FCF

Tighter cost controls contributed to higher free cash
flow

Note: 2005 most recent full year prior to formation of new executive committee; 2007 most recent full year available; EBIT excludes one-time charges; FCF represents free cash flow; Capex represents capital expenditures; FCF = EBITDA -
Capex

Source: Company documents

Im Clone R&D spend ($M)
CAGR
05-07
$200M
150
100
50
0
$145M
$194M
16%
2005
2007
R&D %
of sales
38%
33%

ImClone product
candidates
50
40
30
20
10
0
34
44
Other
Pancreatic
Non-small
cell lung
Head
& neck
Colorectal
2005
2007

Increased R&D investment to improve pipeline and
future competitive position

Note: 2005 most recent full year prior to formation of new executive committee; 2007 most recent full year available

Source: Company documents

Increased R&D investment improved pipeline

Phase 1

Phase 2

Phase 3

1121b:

2005 status

2008 status

A12:

2005 status

2008 status

11F8:

2005 status

2008 status

18F1:

Pre-clinical

2008 status

UCB:

2005 status

Exited

We believe ImClone and Biogen Idec situations
analogous

Electing our directors with directly relevant
experience could help Biogen Idec

We have several proposals

Board should study potential splitting of Biogen IDEC into
neurology-focused and cancer-focused companies

Examine cost structure

Prioritize, improve focus, and re-invigorate R&D efforts

Improve partner relationships

Board should evaluate whether separating assets will
enhance value

NF Co. had $2,926M of 2008 sales

NF Co. assets include the following:

Key products include AVONEX and
TYSABRI

Related pipeline such as BG-12, Lixivaptan,
ADENTRI and other neurology and
cardiovascular product candidates

Biologics manufacturing plants in North
Carolina, Massachusetts and Denmark

Majority of existing research & development
infrastructure and sales force

Collaboration with Elan on TYSABRI

NF Co. will benefit from improved focus
on core neurology competency

Neurology-Focused Company

CF Co. had $1,172M of 2008 sales

CF Co. assets include the following:

Key products include RITUXAN and
FUMADERM

Related pipeline such as galixibam,
lumiliximab, ocrelizumab and other oncology
and autoimmune product candidates

Collaboration with Genentech in the US,
Zenyaku and Chugai in Japan and Roche in
the rest of the world

CF Co. will benefits from improved focus
on core oncology competency

Cancer-Focused Company

Separating Biogen assets will enhance shareholder value as
management focus should improve and disparate assets appeal to different buyers

Biogen Idec revenue ($M)

$5,000M
4,000
3,000
2,000
1,000
0
$2,212M
$2,423M
$2,683M
$3,172M
$4,098M
$4,402M
$4,451M
CF Co.
NF Co.
2004
2005
2006
2007
2008
2009E
2010E

Separated assets have different growth profiles

Source: Goldman Sachs, March 2009; Company documents

2008 revenue ($B)
$15B
10
5
0
$15.0B
$13.4B
$5.3B
$4.6B
$2.9B
$2.3B
$1.2B
Amgen
Genentech
Gilead Sciences
Genzyme
NF Co.
Celgene
CF Co.
Equity value ($B)
$51B
$101B
$43B
$16B
?
$18B
?

Separated assets viable as standalone companies

2008 SG&A %
of sales (%)
30%
25
20
15
10
5
0
23%
21%
15%
Biogen Idec
Median
Best in dass

Overhead spending can be reduced

Note: Peer group includes Genentech, Amgen, Gilead Sciences and Celgene

Source: Company documents

In 2008, Biogen Idec spent 23% of sales
on selling, general and administrative
expenses

Median biotech company = 21%

Best in class company = 15%

Reducing overhead spending will
improve cash flows

Applying median SG&A % of sales
generates $46M of cost savings

Applying best in class SG&A % of sales
generates $309M of cost savings

Overhead assumptions

We would push hard to reinvigorate R&D and improve
productivity

Identify most promising products

Focus investment in key therapeutic areas

Rationalize pipeline products not part of overall strategy

Electing our directors could help maximize shareholder
value

Board and management have failed to achieve the full potential of Biogen Idec

Quality of board and management especially crucial today

Electing our directors could help maximize shareholder value

Better management of Biogen Idec assets will
enhance value for all shareholders

We have shown that
management has failed
shareholders
strategically and
operationally, resulting in
a company not well
positioned for future
challenges!